                                                   Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------

                                PG&E CORPORATION
               (Exact name of issuer as specified in its charter)

        California                                       94-3234914
 (State or other jurisdiction                         (I.R.S. employer
of incorporation or organization)                  identification number)


       77 Beale Street, P.O. Box 770000, San Francisco, California  94177
           (Address of principal executive offices)       (Zip Code)

                    PG&E GAS TRANSMISSION, TEXAS CORPORATION
                               SAVINGS FUND PLAN
                            (Full title of the plan)

                           Bruce R. Worthington, Esq.
                                General Counsel
                                PG&E Corporation
       77 Beale Street, P.O. Box 770000, San Francisco, California  94177
                    (Name and address of agent for service)

  Telephone number, including area code, of agent for service: (415) 973-2078

                                    Copy to:
                              Leslie P. Jay, Esq.
                       Orrick, Herrington & Sutcliffe LLP
                               400 Sansome Street
                        San Francisco, California  94111


                        CALCULATION OF REGISTRATION FEE
============================================================================
                                   Proposed        Proposed
 Title of                          Maximum         Maximum
Securities         Amount          Offering        Aggregate     Amount of
  to be            to be           Price           Offering     Registration
Registered       Registered        Per Share*      Price*           Fee*
----------------------------------------------------------------------------

Common Stock**   1,000,000 shares    $24.00        $24,000,000   $7,273.00
============================================================================

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), on the basis of $24.00 per share, the average of the high and low prices of the Common Stock on the New York Stock Exchange on August 8, 1997.

**   In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) the latest annual report of PG&E Corporation (the "Registrant") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause (i) above; and
(iii) the description of the Registrant's common stock (the "Common Stock") filed pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description. All documents filed by the Registrant or the PG&E Gas Transmission, Texas Corporation Savings Fund Plan after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

The legality of the Common Stock and all legal matters in connection therewith will be passed upon by Gary P. Encinas, Esq., Chief Counsel, Corporate for the Registrant. Mr. Encinas and other members of Pacific Gas and Electric
Company's Law Department who will participate in consideration of legal matters relating to the Common Stock, together with members of their respective families, own in the aggregate approximately 2,100 shares of Common Stock, and have received options to purchase approximately 68,100 shares of Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 317 of the California Corporations Code and Article SIXTH of the Registrant's Articles of Incorporation provide for indemnification of the Registrant's directors and officers under certain circumstances. The Registrant's Board of Directors has adopted a resolution regarding the Registrant's policy of indemnification and the Registrant maintains insurance which insures directors and officers of the Registrant against certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8.   EXHIBITS

4.1  PG&E Gas Transmission, Texas Corporation Savings Fund Plan.

5.1  Undertaking re Status of Favorable Determination Letter Covering the Plan.

     The Registrant will cause its subsidiary, PG&E Gas Transmission, Texas Corporation, to submit the PG&E Gas Transmission, Texas Corporation Savings Fund Plan (the "Plan") to the Internal Revenue Service (the "IRS") with a request for a favorable determination that the Plan qualifies under section 401(a) and related provisions of the Internal Revenue Code of 1986, as amended, and to make such changes to the Plan required by the IRS in order to receive such favorable determination.

5.2  Opinion of Gary P. Encinas, Esq.

23.1 Consent of Arthur Andersen LLP.

23.2 Consent of Gary P. Encinas, Esq. is included in Exhibit 5.2 to this Registration Statement.

24.1 Powers of Attorney.

24.2 Resolution of the Board of Directors of the Registrant authorizing the execution of the Registration Statement.

ITEM 9.   UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures


THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 14th day of August, 1997.

                               PG&E CORPORATION
                               (Registrant)


                               By   GARY P. ENCINAS
                                  ---------------------------------------
                                   (Gary P. Encinas, Attorney-in-Fact)


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

            Signature                    Title               Date
            ---------                    -----               ----
A.   Principal Executive Officer
       *ROBERT D. GLYNN, JR.        President and       August 14, 1997
                                    Chief Executive
                                    Officer


B.   Principal Financial Officer
       *KENT M. HARVEY              Treasurer and       August 14, 1997
                                    Acting Chief
                                    Financial Officer

C.   Controller or Principal
     Accounting Officer
       *CHRISTOPHER P. JOHNS        Controller          August 14, 1997

D.   Directors
       * STANLEY T. SKINNER         Director    August 14, 1997
       * ROBERT D. GLYNN, JR.       Director    August 14, 1997
       * RICHARD B. MADDEN          Director    August 14, 1997
       * SAMUEL T. REEVES           Director    August 14, 1997
       * ALAN SEELENFREUND          Director    August 14, 1997
       * C. LEE COX                 Director    August 14, 1997
       * DAVID A. COULTER           Director    August 14, 1997
       * RICHARD A. CLARKE          Director    August 14, 1997
       * H. M. CONGER               Director    August 14, 1997
       * MARY S. METZ               Director    August 14, 1997
       * JOHN C. SAWHILL            Director    August 14, 1997
       * WILLIAM S. DAVILA          Director    August 14, 1997
       * DAVID M. LAWRENCE          Director    August 14, 1997
       * REBECCA Q. MORGAN          Director    August 14, 1997
       * BARRY LAWSON WILLIAMS      Director    August 14, 1997
       * CARL E. REICHARDT          Director    August 14, 1997


*By:    GARY P. ENCINAS
    ----------------------------------------------
       (Gary P. Encinas, Attorney-in-Fact)

THE PLAN

Pursuant to the requirements of the Securities Act of 1933, the PG&E Gas Transmission, Texas Corporation Savings Fund Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 14th day of August, 1997.


                                 PG&E GAS TRANSMISSION, TEXAS
                                 CORPORATION SAVINGS FUND PLAN

                                   By *Stephen P. Reynolds, sole member
                                       of the Administrative Committee


                                 * By   GARY P. ENCINAS
                                      -------------------------------------
                                       (Gary P. Encinas, Attorney-in-Fact)

                                 EXHIBIT INDEX

4.1  PG&E Gas Transmission, Texas Corporation Savings Fund Plan.

5.1 Undertaking re Status of Favorable Determination Letter Covering the Plan (See Item 8 of this Registration Statement).

5.2  Opinion of Gary P. Encinas, Esq.

23.1 Consent of Arthur Andersen LLP.

23.2 Consent of Gary P. Encinas, Esq. is included in Exhibit 5.2 to this Registration Statement.

24.1 Powers of Attorney.

24.2 Resolution of the Board of Directors of the Registrant authorizing the execution of the Registration Statement.